Phone:    800-213-0689
www.octillioncorp.com

Octillion Corp.

1050 Connecticut Ave, N.W.

10th Floor

Washington, DC 20036

News Release

Octillion Boosts Engineering, Bolsters Advisory Board & Files New Patents to Harness Energy from Moving Vehicles

Octillion ramps-up development of technologies for generating useful electricity from the wasted motion of cars and trucks; Energy-capture experts, Mr. Stuart Brown, PhD,MBA and Mr. Brian S. Hendrickson join Advisory Board.

Washington, DC – January 6, 2009 – Octillion Corp. (Symbol: OCTL), a next-generation alternative and renewable energy technology developer, today announced the appointment of energy-capture experts and engineers, Mr. Stuart Brown, PhD, MBA, and Mr. Brian S. Hendrickson, to the Company’s Advisory Board.

Dr. Stuart Brown and Mr. Brian S. Hendrickson are published authorities in the field of energy harvesting, and are credited with numerous inventions, innovations, and patents in several engineering applications, including the capture of wasted energy for generating electricity -- a key objective in Octillion’s research and development of technologies to generate electricity from the wasted energy of moving vehicles.

Engineers envision that wasted kinetic energy from the movement of an estimated 6,000,000 trucks and 250,000,000 cars on America’s roadways could serve as a potential source for generating valuable electricity, the fastest growing form of end-use energy in the world.  Octillion’s engineering teams have designed specific systems and patent-pending technologies to enable the capture of such wasted energy of vehicles in motion for converting it into electricity.

In recent weeks, the Company has accelerated its engineering efforts and unveiled early details of its designed energy capture systems, which engineers anticipate are manufacturable, reliable, and resistant to damage from vehicles, road debris or weather.  Among key feature considerations of the systems are the important ability to:

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Adapt to the unique characteristics of different vehicles to optimize the amount of energy captured;

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Reduce or avoid potentially undesirable effects on safety, comfort of vehicle occupants, and the stability of cargo;

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Adaptively monitor or regulate the speed or acceleration (or deceleration) of vehicles.

Incorporating these important features, Octillion recently filed several patents with the United States Patent and Trademark Office as part of the Company’s initiative to build its intellectual property portfolio and protect its future commercial rights as inventor-developer of these new technologies.

[View Octillion’s December 16, 2008 press release, unveiling key features of the Company’s energy capture system and related patent filings:

http://www.octillioncorp.com/OCTL_20081216.html]

“As an early inventor, innovator, and commercial player in this space, we’re committed to making every effort to successfully advance our transformational energy harvesting technologies towards prototyping, and ultimately, along the commercialization path,” stated Mr. Meetesh V. Patel, Esq., President and CEO of Octillion Corp.

“In order to meet our goals, we’ve recently accelerated our engineering efforts, undertaken the aggressive build-out of our intellectual portfolio, and now bolstered our Advisory Board with the addition of energy-capture experts, Dr. Stuart Brown and Mr. Brian Hendrickson.  I’m honored to welcome them to our team.”

Mr. Stuart Brown, PhD, MBA & Mr. Brian Hendrickson:

Engineers, Inventors and Energy Capture Experts.

Dr. Stuart Brown and Mr. Brian S. Hendrickson are published authorities in the field of energy harvesting, and are credited with numerous inventions, innovations, and patents in several engineering applications, including the capture of wasted energy for generating electricity.

Working with the Office of Naval Research, recent advances by Dr. Brown and Mr. Hendrickson in harvesting energy from motion were featured in the September 2008 issue of Mechanical Engineering Magazine, an award-winning publication of the American Society of Mechanical Engineers (ASME), published since 1880.  The featured article titled, “Harvest of Motion,” highlighted their unique skills in energy harvesting by way of the development of a small-scale device which uses human motion to generate five-times greater power output (per volume) than conventional energy harvesting systems.

Recently, Mr. Hendrickson and Dr. Brown co-authored an article titled “Motion Energy Harvesting Using Catch-and-Release Mechanism” for the Proceedings of the 2008 ASME Energy Sustainability Conference.

Dr. Stuart Brown is currently managing partner of Veryst Engineering, LLC, a respected Boston-based engineering firm with expertise in energy capture technologies. Prior to founding Veryst Engineering, Dr. Brown was director of the Boston Office of Exponent, Inc., a leading engineering and scientific consulting firm with over 90 scientific and engineering disciplines and approximately 800 staff.  Previously, Dr. Brown served on the faculty of the Department of Materials Science and Engineering at the Massachusetts Institute of Technology.

Dr. Brown earned his Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology, an M.S. degree in Mechanical Engineering from Stanford University, an M.B.A. in Business Administration, a B.S. in Mechanical Engineering, and an A.B. in English Literature.

Mr. Brian Hendrickson is currently an engineer with Veryst Engineering, LLC. His expertise includes systems design, modeling, and prototyping electromechanical devices. Mr. Hendrickson has lectured on renewable energy and has assistant taught graduate and undergraduate courses in mechanical and electrical engineering at Dartmouth College.

Mr. Hendrickson holds a B.E. in Mechanical Systems from the Thayer School of Engineering at Dartmouth College and a B.A. in Engineering Sciences.

About Octillion Corp.

Octillion Corp., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies.

Among our activities is the development of new technologies which can: (1) Harness the kinetic energy of vehicles to generate electricity; and (2) Adapt home and office glass windows, skylights, and building facades into products capable of generating electricity from solar energy without losing significant transparency or requiring major changes in manufacturing infrastructure.

For additional information, please visit: www.octillioncorp.com

For information on Veryst Engineering LLC, visit www.veryst.com

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http://www.octillioncorp.com/contact.html

To view the full HTML text of this release, please visit:

http://www.octillioncorp.com/OCTL_20090106.html

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although Octillion Corp. (the “Company” or “Octillion”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Octillion will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.